                                                                   EXHIBIT 6.17


     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.

                            DEALER WARRANT AGREEMENT

     This Agreement (the "AGREEMENT") is made and entered into as of September 4, 1996, by and among SERACARE, INC., a Delaware corporation (the "COMPANY"), FIRST EQUITY CAPITAL SECURITIES, INC., a Delaware corporation (the "PLACEMENT AGENT"), Kenneth R. Levine and Marshall M. Becker.

                              W I T N E S S E T H:

     WHEREAS, the Company proposes to privately offer (the "PRIVATE OFFERING") through the Placement Agent and dealers or registered agents thereof that are members of the National Association of Securities Dealers, Inc. chosen by the Placement Agent with the approval of the Company (collectively, the "SELECTED DEALERS"), up to 200 Units (subject to an overallotment option for up to an additional 80 Units) to individuals and entities (collectively, the "INVESTORS"), each Unit to consist of five-thousand shares of the Company's common stock (the "COMMON STOCK"), and two-thousand five-hundred warrants to purchase an additional share of Common Stock, such right to be evidenced by a "SERIES A WARRANT", with the Series A Warrants being collectively referred to herein as the "SERIES A WARRANTS";

     WHEREAS, in connection with the proposed Private Offering and pursuant to a certain Placement Agency Agreement between the Placement Agent and the Company (the "PLACEMENT AGENCY AGREEMENT"), the Company has agreed to issue to the Placement Agent (or, at the direction of the Placement Agent, to the Registered Representatives of the Placement Agent or, to Selected Dealers) certain warrants (each, a "DEALER WARRANT" and collectively, the "DEALER WARRANTS") to purchase at an exercise price of $3.00 per Dealer Warrant certain units (each a "DEALER UNIT" and collectively, the "DEALER UNITS") made up of two shares of the Company's Common Stock (the "DEALER SHARES") and one warrant, each full warrant to purchase one share of the Company's Common Stock (the "SERIES B WARRANT SHARES") at an initial price of $2.75 (each, a "SERIES B WARRANT" and collectively, the "SERIES B WARRANTS") (the Dealer Warrants and Series B Warrants are collectively referred to as the "WARRANTS") in an aggregate amount of Dealer Shares and Series B Warrant Shares equal to twelve percent (12%) of the shares of Common Stock and Series A Warrants sold to Investors;

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Dealer Warrants and the Series B Warrants (a "Dealer Warrant Certificate" or collectively the "DEALER WARRANT CERTIFICATES", or a "SERIES B WARRANT CERTIFICATE" or collectively the "SERIES B WARRANT CERTIFICATES", as applicable); and

     WHEREAS, the Company desires to act as its own warrant agent in connection with the issuance, registration, transfer and exchange of Warrant certificates and the exercise of the Warrants;

     NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

     1.   DEALER WARRANT CERTIFICATES: SERIES B WARRANT CERTIFICATES.

           (a) (i) Each Dealer Warrant shall entitle the Placement Agent or any person or entity in whose name the Dealer Warrant shall be registered on the books maintained by the Company (each, a "DEALER WARRANT HOLDER" and collectively, the "DEALER WARRANT HOLDERS") to purchase on the exercise thereof one Dealer Unit consisting of (A) two shares of Common Stock (subject to adjustment as provided in Section 9 hereof), and (B) one B Warrant subject to modification and adjustment as provided in Section 9 hereof. Certificates representing the Dealer Warrants shall be executed by the Company's President or Chief Executive Officer and attested to by the Company's Secretary or Assistant Secretary and shall be distributed to the Placement Agent at each closing of the Private Offering.

                (ii) Each whole Series B Warrant shall entitle the Placement Agent or any person or entity in whose name the Series B Warrant shall be registered on the books maintained by the Company (each, a "B WARRANT HOLDER" and collectively the "B WARRANT HOLDERS"; the Dealer Warrant Holders and the B Warrant Holders are hereinafter sometimes referred to individually as a "WARRANT HOLDER" and collectively as the "WARRANT HOLDERS") to purchase on the exercise thereof, one share of Common Stock, subject to modification and adjustment as provided in Section 9 hereof. Certificates representing the Series B Warrants shall be executed by the Company's President or Chief Executive Officer and attested to by the Company's Secretary or Assistant Secretary, shall be immediately detachable from certificates representing shares of Common Stock, and shall be distributed to the exercising Dealer Warrant Holder or its assigns within 10 days following the exercise of the corresponding Dealer Warrant.

           (b) Subject to the provisions of Sections 3, 5, and 7 hereof, the Company shall deliver certificates representing Warrants in required whole number denominations to Warrant

Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no certificates .shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued or. or after their initial issuance date upon the exercise of any Dealer Warrant or Series B Warrant to evidence the unexercised Dealer Warrants or Series B Warrants held by the exercising Warrant Holder and (iii) certificates issued after their initial issuance date, upon any transfer or exchange of certificates or replacements of lost or mutilated certificates,

     2.   FORM AND EXECUTION OF DEALER WARRANT CERTIFICATES AND
          SERIES B WARRANT CERTIFICATES

          (a) The certificates representing the Warrants shall be dated the date of their issuance, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of certificate representing the Dealer Warrants is attached hereto as Exhibit A and the form of certificate representing the Series B Warrants is attached hereto as Exhibit B.

          (b) Each certificate representing the Dealer Warrants shall have set forth thereon the designation "DW", and each certificate representing the Series B Warrants Shall have Set forth thereon the designation "WB".

          (c) The certificates representing the Warrants shall be manually sighted on behalf of the Company by a proper officer thereof and shall not be valid for any purpose unless so signed, In the event any officer of the Company who executed certificates shall cease to be an officer of the Company such certificates may be issued and delivered by the Company or transferred by the Warrant Holders with the same force and affect as though the person who signed such certificate had not ceased to be an officer of the Company; any certificate signed on behalf of the Company by any person, who at the actual date of the execution of such. certificate was a proper officer of the Company, shall be proper notwithstanding that at the date of execution of this Agreement any such person was not such an officer.

     3.   EXERCISE.

          (a) (i) Subject to the provisions of Sections 5 and 9 hereof, the Dealer Warrants, as they may be adjusted as set forth herein, may be exercised at a price (the "Dealer Warrant Exercise Price") of $3.00 per Dealer Unit, in whole or is part at any time during the period commencing at the first anniversary of the date (the "Final Closing Date") of the final closing of the Private Offering and terminating on the earlier of (i) the date four years after the final closing of the Private Offering, provided, however, that (x) if the Dealer Shares and the Series 2 Warrant Shares are not subject to an effective registration for an aggregate of 600 days within three years after the final closing of the Private Offering, then the remaining exercise period under this clause (i) shall be tolled until the Dealer Shares and the Series B Warrant Shares shall have been subject to an effective registration for an aggregate of 600 days and (y) in no event shall the Dealer Warrants terminate under this clause (i) unless a registration statement covering the Dealer Shares and the Series B Warrant Shares shall have then been in effect for 45 days prior to such termination, and
(ii) six years from the date of issuance, unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary. Each date on which a Dealer Warrant is exercised is hereafter referred to as a "DEALER WARRANT EXERCISE DATE".

           (ii) Subject to the provisions of Section 9 hereof the Series B Warrants, as they may be adjusted as set forth herein, may be exercised at a price (the "SERIES B WARRANT EXERCISE PRICE") of $2.75 per share of Common Stock, in whole or in part at any time during the period commencing on the Dealer Warrant Exercise Date or Dates corresponding to such Series B Warrant (or Series B Warrants) and terminating on a date ending three (3) years thereafter.

           (b) Each Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (each, an "EXERCISE DATE") of the surrender for exercise of the certificate representing such warrant. The exercise form shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 1875 Century Park East, Suite 2130, Los Angeles, California 90067 (the "CORPORATE OFFICE"), or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, as adjusted pursuant to Section 9 hereof, in lawful money of the United States of America.

           (c) Unless Dealer Shares or Series B Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Dealer Shares and/or Series B Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Dealer Shares and/or Series B Warrant Shares, as applicable, as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Dealer Shares or Series B Warrant Shares issuable or deliverable on the exercise of any Dealer Warrant or any Series B Warrant or scrip or cash therefore and such fractional shares shall be of no value whatsoever.

           (d) Within ten days after the Exercise Date and in any event prior to the expiration date of the applicable Dealer Warrant or Series B Warrant, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the holder of such Dealer Warrant or Series B Warrant for the number of Dealer Shares or Series B Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Dealer Shares or Series B Warrant Shares delivered on exercise of any Dealer Warrant or Series B Warrant. All shares of Common Stock or other securities delivered upon the exercise of the Dealer Warrants or the Series B Warrants shall be validly issued, fully paid and nonassessable.

           (e) Neither the Dealer Warrants nor the Series B Warrants shall entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder or holders shall have exercised the Dealer Warrants or the Series B Warrants, as applicable, prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

     4.   REGISTRATION RIGHTS.

          The Dealer Warrant Holders and the Series B Warrant Holders shall have the registration rights under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "COMMISSION"), provided in that certain Dealer Registration Rights Agreement executed by the Company and the Placement Agent on the date hereof (the "DEALER REGISTRATION RIGHTS AGREEMENT").

     5.   RESERVATION OF SHARES AND PAYMENT OF TAXES.

           (a) The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Dealer Warrants and Series B Warrants. The Company covenants that all the Dealer Shares and all the Series B Warrant Shares shall be duly and validly issued, fully paid and non- assessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof.

          (b) The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Dealer Warrants and the Series B Warrants, and/or the issuance and delivery of any Common Stock constituting the Dealer Shares or the Series B Warrant Shares upon exercise of the Dealer Warrants and the Series B Warrants, as applicable. In the event the Common Stock constituting the Dealer Shares or the shares issuable upon the exercise of the Series B Warrants are to be delivered in a name other than the name of the initial Dealer Warrant Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

     6.   REGISTRATION OF TRANSFER.

           (a) The Dealer Warrant Certificates and the Series B Warrant Certificates may, subject to provisions of the Federal Securities Laws and any applicable state securities laws, be transferred in whole or in part. Certificates to be transferred shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Dealer Warrant Certificates or Series B Warrant Certificates, as applicable, in the names and amounts that the holder making the transfer shall have designated in writing. The Company shall keep transfer books at its Corporate Office which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All such certificates shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Warrant Holder or the person presenting the certificate for transfer.

           (b) Prior to due presentment for registration or transfer thereof, the Company may treat the Registered Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone), and the parties hereto shall not be affected by any notice to the contrary.

     7.   LOSS OR MUTILATION.

          On receipt by the Company of evidence satisfactory to the Company as to the ownership of and the loss, theft, destruction or mutilation of any certificate representing a Warrant, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Dealer Warrants or Series B Warrants, as applicable. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and, at the request of the Company, also to post an open-penalty insurance or indemnity bond. In the event a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     8.   NO REDEMPTION OPTION.

          Neither the Dealer Warrants nor the Series B Warrants may be called or redeemed by the Company.

     9.   ADJUSTMENT OF EXERCISE PRICE
          AND NUMBER OF SHARES PURCHASABLE.

          For purposes hereof, the term "EXERCISE PRICE" shall mean (i) with respect to the Dealer Warrants, $3.00, and (ii) with respect to the Series B Warrants, $2.75. The Exercise Price and the number of shares of Common Stock purchasable pursuant to the Dealer Warrants and the Series B Warrants shall be subject to adjustment from time to time as hereinafter set forth in this Section 9; PROVIDED, HOWEVER, that no adjustment shall be made unless such adjustment would not conflict with the applicable rules of the National Association of Securities Dealers, Inc.

          9.1 ADJUSTMENTS. The number of Dealer Shares and Series B Warrant Shares purchasable upon the exercise of the Dealer Warrants and the Series B Warrants and the Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Dealer Shares and Series B Warrant Shares purchasable upon exercise of the Dealer Warrants and the Series B Warrants, respectively, immediately prior thereto shall be adjusted so that the holder of any such Dealer Warrant or Series B Warrant shall be entitled to receive the kind and number of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Dealer Warrants and the Series B Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any consideration, entitling them to subscribe for or to purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined below), the number of Dealer Shares and Series B Warrant Shares thereafter purchasable upon the exercise of a Dealer Warrant and a Series B Warrant, respectively, shall be determined by multiplying the number of Dealer Shares and Series B Warrant Shares theretofore purchasable upon exercise of each Dealer Warrant and Series B Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (y) the number of shares which the aggregate offering price of the total number of shares offered would purchase at the Current Market Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately and retroactively after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then, in each case, the number of Dealer Shares and Series B Warrant Shares thereafter purchasable upon the exercise of the Dealer Warrants and the Series B Warrants, respectively, shall be determined by multiplying the number of Dealer Shares and Series B Warrant Shares, as applicable, theretofore purchasable upon exercise of the Dealer Warrants and the Series B Warrants, respectively, by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) No adjustment in the number of Dealer Shares or Series B Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares then purchasable upon the exercise; PROVIDED, HOWEVER. that any adjustments which by reason of this Paragraph (d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

          (e) Whenever the number of Dealer Shares or Series B Warrant Shares purchasable upon the exercise of a Dealer Warrant or Series B Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of a Dealer Warrantor Series B Warrant shall be adjusted by multiplying the Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Dealer Warrant Shares or Series B Warrant Shares purchasable upon the exercise of the Dealer Warrant or Series B Warrant, respectively, immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

          (f) The Exercise Price of the Series B Warrants shall be automatically and permanently reduced by $.10 per share each if (i) the Initial Registration Statement (as defined in the Dealer Registration Rights Agreement) has not become effective on or prior to that date which is 270 days from the Final Closing Date, (ii) the Commission shall have issued a stop order suspending the effectiveness of the Initial Registration Statement and the number of days stop orders have been in effect, together with the number of days a notice under Section 4.1(d) of the Dealer Registration Rights Agreement has been issued or required to be issued, exceeds 180 days, or (iii) (A) the Company for the third time, notifies or is required to notify the holders of the Warrants pursuant to Section 4.1(d) of the Dealer Registration Rights Agreement, or (B) a notice under such Section 4.1(d) is effective or required to be effective at a time when the aggregate number of days for which all such notices issued or required to be issued pursuant to such Section 4.1(d) have been, or were required to be, in effect, exceeds 180 days (270 days from the Final Closing Date in the case of clause (i), or the date the third notice is sent or required to be sent or the date on which the 180-day limit is exceeded in the case of clause (ii) or (iii), is each referred to herein as an "Event Date"). Additionally, the Exercise Price of each Series B Warrant then outstanding shall be subject to further downward adjustment in the amount of $.10 each on the same day of each month following the initial Event Date (or, if there is no numerically corresponding day in any such subsequent month, then on the last day of such applicable subsequent month) until the Registration Statement becomes effective; PROVIDED, HOWEVER, that such adjustments will, in each case, cease to accrue on the date which (x) the Initial
     Registration Statement is declared effective, with respect to the adjustments for failure to be declared effective by that date which is 270 days from the Final Closing Date, (y) the Initial Registration Statement is no longer subject to an order suspending the effectiveness thereof, with respect to adjustments for the failure to remain effective or (z) a notice issued, or required to be issued, pursuant to Section 4.1(d) of the Dealer Registration Rights Agreement is no longer effective or required to be effective, with respect to adjustments payable pursuant to clause (iii) above. In no event shall the Series B Warrant Exercise Price be adjusted below $1.50 solely due to this Section 9.1 (f).

          (g) Whenever the number of Shares purchasable upon the exercise of a Warrant or the Exercise Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of a Dealer Warrant or Series B Warrant, as the case may be, and the related Exercise Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (h) For the purpose of this Subsection 9.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Dealer Warrant or the Series B Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Dealer Shares and Series B Warrant Shares contained in this Section 9.

          (i) Upon the expiration of any rights, options, warrants or conversion privileges which caused an adjustment under this Section 9.1, if such shall not have been exercised, the number of Dealer Shares and Series B Warrant Shares purchasable upon exercise of the Dealer Warrants and the Series B Warrants and the applicable Exercise Prices, to the extent the Dealer Warrants or the Series B Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the applicable Exercise Prices of the Dealer Warrants or Series B Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

          (j) The Company shall have the right to reduce the exercise price of any or all of the Dealer Warrants or the Series B Warrants at any time and from time to time that such appears in the Company's best interests to do so.

          9.2 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION. CONSOLIDATION. ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or reconveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide that the holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Dealer Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Dealer Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Subsection 9.2 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          9.3 PAR VALUE OF COMMON STOCK. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Dealer Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Exercise Price.

          9.4 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number of securities purchasable upon the exercise of the Dealer Warrant or Series B Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

          9.5 PRIOR NOTICE TO WARRANT HOLDERS. In the event that at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

          i. any action which would require an adjustment pursuant to Sections 9.1 or 9.2; or

          ii. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then, in any such event, the Company shall cause at least twenty (20) days' prior written notice to be mailed to each Warrant Holder at the address of such holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Warrant Holder.

          9.6 DISPUTES. In the event that there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock or other securities required to be issued upon the exercise of the Warrants, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, of AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Warrant Holders, as applicable.

          9.7 CURRENT MARKET PRICE. For the purpose of this Section 9, the term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be. The closing price referred to in clause (ii) above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Common Stock is then listed.

     10.  NOTICES.

          All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by confirmed telex, telegram, facsimile transmission or cable to, in the case of the Company:

          SeraCare, Inc.
          1925 Century Park East
          Suite 1970
          Los Angeles, CA 90067
          Telecopier: (310) 772-7770

and if to the Warrant Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

     11.  BINDING AGREEMENT.

          This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     12.  FURTHER INSTRUMENTS.

          The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     13.  SEVERABILITY.

          If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     14.  AMENDMENTS/WAIVER.

          (a) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of Warrants covering at least a majority in number of Dealer Shares and Warrant Shares affected by such amendment, modification, supplement, waiver or departure. Such amendment, modification or supplement, waiver or departure, if consented to in writing by such majority of holders, shall thereby amend, modify or supplement, waive or act to consent to depart from, this Agreement on behalf of all Holders of Warrants.

          (b) No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

     15.  RELEVANT MARKETS.

          For the purposes of this Agreement, it is assumed that the Common Stock is quoted on the National Association of Securities Dealers, Inc. NASDAQ Small Cap market ("NASDAQ Small Cap"), however, in the event the Common Stock is:

     (a) listed on NASDAQ, NASDAQ Small Cap, a national securities exchange or admitted to unlisted trading privileges on such exchange, the price of the Common Stock to be determined during any applicable twenty (20) day trading period shall be the last reported sale price of the Common Stock on such exchange; or

      (b) not quoted on the Bulletin Board listed or admitted to unlisted trading privileges, the price of the Common Stock to be determined during any applicable twenty (20) day trading period shall be the high closing bid as reported on the "pink sheets" by the National Daily Quotation Bureau, Inc.

     16.  GENERAL PROVISIONS.

          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OP CALIFORNIA. The headings of this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                                   SERACARE, INC.

                                   By:  /s/ Jerry L Burdick
                                        ------------------------------
                                   Title: Executive Vice President
                                          ----------------------------
[CORPORATE SEAL]


ATTEST:   /s/ Jerry L. Burdick
          --------------------------
              Secretary

                                   FIRST EQUITY CAPITAL SECURITIES, INC.


                                   By: ______________________________________

                                   Title: ___________________________________


                                   __________________________________________
                                   Kenneth R. Levine


                                   __________________________________________
                                   Marshall M. Becker

                      EXHIBIT A TO DEALER WARRANT AGREEMENT

     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.

                           DEALER WARRANT CERTIFICATE

                                  SERACARE, INC

Warrant No. DW __________                 No. of Dealer Warrants: ____________

     This certifies that, for value received and subject to the terms and conditions set forth herein, ______________ or his registered assign (the ""Warrant Holder") is the registered holder _______________ of Dealer Warrants.

     l. EXERCISE. The warrants evidenced hereby ("Dealer Warrants"), as they may be adjusted from time to time, may be exercised at a price of $3.00 per Warrant to acquire two (2) shares of the common stock of SeraCare, Inc. which is with par value of $0.001 (the "Common Stock" and the "Company," respectively) and one (1) Series B Warrant to purchase one share of Common Stock at an exercise price of $2.75. (The Common Stock acquirable upon exercise of the Dealer Warrants is referred to herein as "Dealer Shares.") If, at the time of any exercise of a Dealer Warrant, the Dealer Shares deliverable upon exercise of such Dealer Warrant shall not be registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Dealer Warrant furnish to the Company an opinion of counsel of recognized standing in securities law to the effect that such exercise may be made without registration under the 1933 Act; provided that, the exercise of the Dealer Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, accompanied by a written representation (i) that the shares being acquired by the exercise of the Dealer Warrant are being purchased for investment and not for distribution, (ii) acknowledging that such shares have not been registered under the 1933 Act, and (iii) agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. This Dealer Warrant may be exercised at any time and from time to time in whole or in part at any time during the three year period commencing on the first anniversary of the date of the final closing of the Private Offering and terminating on the earlier of (i) the date three years after the final closing of the Private Offering, provided, however, that (x) if the Dealer Shares and the Series B Warrant Shares are not subject to an effective registration for an aggregate of 600 days within three years after the final closing of the Private Offering, then the remaining exercise period under this clause (i) shall be tolled until the Dealer Shares and the Series B Warrant Shares shall have been subject to an effective registration for an aggregate of 600 days and (y) in no event shall the Dealer Warrants terminate under this clause (i) unless a registration statement covering the Dealer Shares and the Series B Warrant Shares shall have then been in effect for 45 days prior to such termination, and (ii) six years from the date of issuance, unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary.

     3. ADJUSTMENT OF EXERCISE PRICE. The number of shares purchasable upon exercise of this Dealer Warrant is subject to adjustment in accordance with the Dealer Warrant Agreement.

     4.   REDEMPTION.  These Warrants may neither be redeemed nor called.

     5. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Dealer Warrants and the Series B Warrants upon the basis set forth herein will at all times during the term of this Dealer Warrant be reserved for the exercise hereof.

     6. MANNER OF EXERCISE. Exercise may be made of all or any part of the Dealer Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign.

     7. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued, within ten (10) days after exercise of this Dealer Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise and representing the Series B Warrants to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock and Series B Warrants delivered upon the exercise of this Dealer Warrant shall be validly issued, fully paid and non-assessable.

     Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Dealer Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Dealer Warrant and payment for the number of shares exercised are received by the Company.

     Irrespective of the date of issuance and delivery of any certificate representing the Series B Warrants upon the exercise of this Dealer Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Series B Warrant acquired on the date on which a duly executed notice of exercise of this Dealer Warrant and payment for the number of Dealer Units (as defined in the Dealer Warrant Agreement) exercised are received by the Company.

     8. REGISTRATION RIGHTS. The Company will use its best efforts to register and maintain the registration of the Dealer Shares and the Series B Warrant Shares in accordance with the terms of the Dealer Warrant Agreement and the Dealer Registration Rights Agreement executed by the Company on even date herewith.

     9. NO RIGHT AS STOCKHOLDER. The Warrant Holder is not, by virtue of his ownership of this Dealer Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. ASSIGNMENT. This Dealer Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

     11.  STATE LEGENDS.  Residents of Connecticut are advised of the following:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT, CHAPTER 662 OF THE CONNECTICUT GENERAL STATUTES, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND SALE AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED IN CONNECTICUT OR EXEMPT FROM REGISTRATION IN CONNECTICUT.

Residents of Pennsylvania are advised of the following:

          THE INVESTOR AGREES NOT TO TRANSFER THESE SECURITIES FOR 12 MONTHS FROM THE DATE OF PURCHASE. (THIS RESTRICTION MAY BE AUTOMATICALLY WAIVED IN ACCORDANCE WITH SECTION 204.011 OF THE PENNSYLVANIA BLUE SKY REGULATIONS.)
                                       A-3

     12. WARRANT AGREEMENT. The actual terms and conditions of this Dealer Warrant are contained in a Dealer Warrant Agreement entered into by and between the Company and the Warrant Holder, the terms and conditions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Dealer Warrant Agreement shall apply. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Dealer Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President or Senior Vice President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this ________________ day of _____________, 1996.

 [ SEAL ]                               SERACARE, INC.
                                             on behalf of the Company
                                             and as Warrant Agent

                                        By: ___________________________________

Attest: ___________________________

         Name: ____________________

         Title: ___________________

                      EXHIBIT B TO DEALER WARRANT AGREEMENT

     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.


                          SERIES B WARRANT CERTIFICATE

                                 SERACARE, INC .

Warrant No. WB- __________                      No. of B Warrants: ____________

     This certifies that, for value received and subject to the terms and conditions set forth herein, or his registered assign (the "Warrant Holder") is the registered holder of Series B Warrants.

     1. EXERCISE. The warrants evidenced hereby ("Series B Warrants"), as they may be adjusted from time to time, may be exercised at a price of $2.75 per Warrant to acquire one (1) share of the common stock of SeraCare, Inc. which is with par value of $0.001 (the "Common Stock" and the "Company," respectively) (The Common Stock acquirable upon exercise hereof is referred to herein as "Warrant Stock.") If, at the time of any exercise of a Series B warrant, the Shares deliverable upon exercise of such Warrant shall not be registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant furnish to the Company an opinion of counsel of recognized standing in securities law to the effect that such exercise may be made without registration under the 1933 Act; provided that, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, accompanied by a written representation (i) that the shares being acquired by the exercise of the Warrant are being purchased for investment and not for distribution, (ii) acknowledging that such shares have not been registered under the 1933 Act, and (iii) agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. This Series B Warrant may be exercised at any time and from time to time in whole or in part commencing immediately upon issuance and terminating on the date three years after the Dealer Warrant Exercise Date (as defined in the Dealer Warrant Agreement).

     3. ADJUSTMENT OF EXERCISE PRICE. The number of shares purchasable upon exercise of this Series B Warrant is subject to adjustment in accordance with the Dealer Warrant Agreement.

     4. REDEMPTION. These Warrants may neither be redeemed nor called by the Company.

     5. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Series B Warrants upon the basis set forth herein will at all times during the term of this Series B Warrant be reserved for the exercise hereof.

     6. MANNER OF EXERCISE. Exercise may be made of all or any part of the Series B Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign.

     7. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued, within ten (10) days after exercise of this Series B Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Series B Warrant shall be validly issued, fully paid and non-assessable.

     Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Series B Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this B Warrant and payment for the number of shares exercised are received by the Company.

     8. REGISTRATION RIGHTS. The Company will use its best efforts to register and maintain the registration of the Dealer Shares and the Series B Warrant Shares in accordance with the terms of the Dealer Warrant Agreement and the Dealer Registration Rights Agreement executed by the Company on even date herewith.

     9. NO RIGHT AS STOCKHOLDER. The Warrant Holder is not, by virtue of his ownership of this Series B Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. ASSIGNMENT. This Series B Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

     11.  STATE LEGENDS.  Residents of Connecticut are advised of the following:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT, HAPTER 662 OP THE CONNECTICUT GENERAL STATUTES, AND RE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND SALE AND CANNOT BE RESOLD UNLESS THEY ARE REGISTERED IN CONNECTICUT OR EXEMPT PROM REGISTRATION IN CONNECTICUT.

Residents of Pennsylvania are advised of the following.

          THE INVESTOR AGREES NOT TO TRANSFER THESE SECURITIES FOR 12 MONTHS FORM THE DATE OF PURCHASE. (THIS RESTRICTION MAY BE AUTOMATICALLY WAIVED IN ACCORDANCE WITH SECTION 204.011 OP THE PENNSYLVANIA BLUE SKY REGULATIONS.

     12. WARRANT AGREEMENT. The actual terms and conditions of this Series B Warrant are contained in a Dealer Warrant Agreement entered into by and between the Company and the Warrant Holder, the terms and conditions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Dealer Warrant Agreement shall apply. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Dealer Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President or Senior Vice President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this ay of 1996.

[ SEAL ]                                     SERACARE, INC.
                                                  on behalf of the Company
                                                  and as Warrant Agent

                                             By: _______________________________


Attest: _____________________________

         Name: ______________________

         Title: _____________________